INTERNATIONAL ASSETS HOLDING CORPORATION

                        250 Park Avenue South, Suite 200

                           Winter Park, Florida 32789

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                  April 3, 2000

                                 ----------------

TO THE STOCKHOLDERS OF
INTERNATIONAL ASSETS HOLDING CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of International Assets Holding Corporation will be held on Monday, April 3, 2000 at 10:00 a.m. local time, at the offices of the Corporation, 250 Park Avenue South, Suite 200, Winter Park, Florida 32789 for the following purposes:

         1. To approve and adopt an amendment to the International Assets Holding Corporation Certificate of Incorporation to increase the total number of authorized shares of the Corporation's common stock, par value $.01 per share, from 3,000,000 to 8,000,000 and to increase the total number of authorized shares of the Corporation's preferred stock, par value $.01 per share, from 1,000,0000 to 3,000,000.

         2. The transaction of such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on March 1, 2000 will be entitled to vote at the meeting. It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                       By Order of the Board of Directors

                       DIEGO J. VEITIA
                       Chairman

P.S. In order to save your Corporation the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.

Winter Park, Florida
March 6, 2000

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                              250 Park Avenue South

                                    Suite 200

                           Winter Park, Florida 32789

                             ----------------------

                                 PROXY STATEMENT

                                ------------------

         This proxy statement is furnished in connection with the solicitation by or on behalf of the Board of Directors of International Assets Holding Corporation (the "Corporation") for use at a Special Meeting of Stockholders (the "Special Meeting") to be held in the offices of the Corporation on Monday, April 3, 2000 at 10:00 a.m. local time. The address of the Corporation is 250 Park Avenue South, Suite 200, Winter Park, Florida 32789.

Proxy Solicitation

         All proxies in the enclosed form which are properly executed and returned to the Corporation will be voted as provided for therein at the Special Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Corporation. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

         The Board of Directors intends to bring before the Special Meeting the matters set forth in Proposal One in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to Proposal One in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted FOR Proposal One, to amend the International Assets Certificate of Incorporation to increase the total number of authorized shares of common stock from 3,000,000 to 8,000,000 and to increase the total number of authorized shares of preferred stock from 1,000,000 to 3,000,000. If any other matters are properly presented to the Special Meeting for action, it is intended that the persons named in the enclosed Proxy and acting thereunder will vote in accordance with the views of management thereon. This Proxy Statement and Form of Proxy are being first sent to stockholders on or about March 6, 2000.

         The affirmative vote of a majority of the votes cast at the Special Meeting is required for approval and adoption of the amendment to the International Assets Holding Corporation Certificate of Incorporation to increase the total number of authorized shares of common stock from 3,000,000 to 8,000,000 shares and to increase the total number of authorized shares of preferred stock from 1,000,000 to 3,000,000 shares. Pursuant to Delaware law, abstentions, but not broker non-votes will be treated as shares present and entitled to vote on the subject matter at the Special Meeting. Thus, an abstention will be counted as a "no vote" and a broker non-vote will in effect reduce the absolute number of affirmative votes needed for approval.

         The Corporation will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph and personal contact. The cost to solicit proxies will be borne by the Corporation.

Voting Securities and Principal Holders Thereof

         Holders of common stock of the Corporation of record at the close of business March 1, 2000, will be entitled to vote at the Special Meeting or any adjournment thereof. As of January 31, 2000, the

Corporation had outstanding 1,981,978 shares of common stock. The stockholders are entitled to one vote per share of common stock on all business to come before the Special Meeting. The Corporation knows of two entities which own, control, or share dispositive powers over shares in excess of 5%. As of January 31, 2000, Diego J. Veitia as sole beneficiary of the Diego J. Veitia Family Trust owns 24.68% of the outstanding common stock and the IAAC 401(k) Profit Sharing Plan owns 11.10% of the outstanding common stock. As of January 31, 2000, the officers and directors of the Corporation as a group beneficially own in the aggregate 31.14% of the outstanding common stock of the Corporation.

                PROPOSAL ONE - TO AMEND THE INTERNATIONAL ASSETS

                HOLDING CORPORATION CERTIFICATE OF INCORPORATION

                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

                               AND PREFERRED STOCK

General

         On November 11, 1999, the Corporation's Board of Directors approved an amendment to the International Assets Holding Corporation Certificate of Incorporation, and approved its submission to the stockholders for their approval at the Special Meeting. The proposed amendment to the Certificate of Incorporation increases the number of authorized shares of common stock from 3,000,000 to 8,000,000 shares and increases the number of authorized shares of preferred stock from 1,000,000 to 3,000,000 shares. The full text of the proposed amendment to the Certificate of Incorporation is set forth herein.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock and Preferred Stock

         The   proposed   amendment   to  the   Corporation's   Certificate   of
Incorporation would increase the number of shares of common stock which the Corporation is authorized to issue from 3,000,000 to 8,000,000. The additional 5,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. At January 31, 2000, 1,981,978 shares of common stock were outstanding and of the remaining 1,018,022 authorized but unissued shares of common stock, the Corporation has reserved approximately 406,800 shares pursuant to the Corporation's outstanding options.

         The proposed amendment to the Corporation's Certificate of Incorporation would also increase the number of shares of preferred stock which the Corporation is authorized to issue from 1,000,000 to 3,000,000. At January 31, 2000, no shares of preferred stock were outstanding. The Board of Directors, with the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Corporation's stockholders, has the authority to issue the preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.

         The Board of Directors believes it is desirable to increase the number of shares of common stock and preferred stock the Corporation is authorized to issue for the reasons set forth below and to provide the Corporation with adequate flexibility in the future. If this proposal is adopted by the stockholders, the increased number of authorized shares of common stock and preferred stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve without further shareholder approvals except as such approval is required by applicable law or regulation. Such purposes may include additional public or private issuances of common stock or public or private issuances of preferred stock or other securities convertible into common stock or preferred stock in connection with financing transactions, establishing strategic relationships with other companies, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock options and other stock-based incentive or compensation programs.

         Except as hereafter described, the Corporation has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of common stock or preferred stock that would be authorized by the proposed amendment, although opportunities for additional issuance could arise at any time. The availability of additional shares of common stock and preferred stock for issuance without the delay and expense of obtaining shareholder approval, will afford the Corporation greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

         The Corporation is currently seeking additional financing to support the required technology and staffing enhancements that would be required if the Corporation's marketing efforts are successful in generating significant growth for INTLTRADER.COM, INC. ("ITCI"). ITCI was formed by the Corporation in May 1998 to provide on-line brokerage transactions of foreign and domestic securities using the internet. ITCI commenced its on-line internet-based on securities trading for foreign and domestic securities on January 26, 2000.

         In conjunction with the Corporation's plans for ITCI, the Corporation has engaged PaineWebber as its exclusive financial advisor to arrange and negotiate a private placement of securities issued by the Corporation or to find a strategic partner. PaineWebber has been engaged to use its best efforts in connection with a private placement and does not have any obligation to purchase any securities issued by the Corporation or to provide financing of any kind to the Corporation. While no specific terms of any such private placement have been finalized, management currently anticipates that such private placement would likely include the sale of additional common and/or preferred stock.

         Under Delaware law, the proposed amendment cannot occur unless the stockholders approve the proposed amendment to Article 4 of the Corporation's Certificate of Incorporation. Adoption of the proposed amendment and any issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the ownership, earnings per share and voting rights of current holders of common stock. Issuance of shares of preferred stock could affect the rights of the holders of common stock if the preferred stock, when and if issued, has rights and preferences senior to the common stock. The holders of common stock do not presently have preemptive rights to subscribe for the additional shares of common stock or preferred stock proposed to be authorized. The proposed amendment would not change the par value of the common stock or the preferred stock.

Proposed Amendment to Certificate of Incorporation

         If   approved,   Article  4  of  the   Corporation's   Certificate   of
Incorporation would be amended to read as follows:

4.       Capital Stock.
----------------------

(a)      Number and Class of Shares Authorized; Par Value.
---------------------------------------------------------

        This Corporation is authorized to issue the following shares of Capital Stock:

(i) Common Stock. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 8,000,000 with a par value of $0.01 per share.

(ii) Preferred Stock. The aggregate number of shares of preferred stock which the Corporation shall have authority to issue is 3,000,000 with a par value of $0.01 per share.

(b)      Description of Preferred Stock.
---------------------------------------

        The terms, preferences, limitations and relative rights of the preferred stock are as follows:

       (i) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

               (A) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

               (B) The rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

               (C) Whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

               (D) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               (E) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for shares of common stock or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange; and

               (F) The rights, if any, of the holders of shares of such series to vote.

                           (ii)     Except in respect of the  relative  rights
and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of preferred stock shall be of equal rank and shall be identical, and each hare of a series shall be identical in all respect with the other shares of the same series.

Effective Date of Proposed Amendment

         The proposed amendment to Article 4 of the Certificate of Incorporation of the Corporation, if adopted by the required vote of the stockholders, will become effective on the date on which the Articles of Amendment to the Corporation's Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

Certain Anti-Takeover Effects of Proposal One

         At the present time, the Corporation is not aware of any pending or threatened efforts by any third party to obtain control of the Company, and Proposal One is not being made in response to any such efforts. However the availability for issuance of additional shares of common stock and preferred stock could enable the Board of Directors to make more difficult or discourage an attempt to obtain control of the Corporation. For example, the issuance of shares of common stock and preferred stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Corporation and deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Corporation.

         As set forth above, such devices may adversely impact stockholders who desire a change in management and/or the Board of Directors or to participate in a tender offer or other sale transaction involving a change in control of the Corporation. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock and preferred stock is not prompted by any specific effort or takeover threat currently perceived by the Corporation's Board of Directors.

Vote Required and Board Recommendation

         The affirmative vote of holders of a majority of the shares of common stock entitled to vote at the Special Meeting is required to approve the proposed amendment. If the amendment is not approved by the stockholders, the Corporation's Certificate of Incorporation, which authorizes the issuance of 3,000,000 shares of common stock, and the issuance of 1,000,000 shares of preferred stock will continue in effect.

         YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR PROPOSAL ONE TO AMEND THE INTERNATIONAL ASSETS HOLDING CORPORATION CERTIFICATES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

                          TRANSACTION OF OTHER BUSINESS

         The Board of Directors does not know of any other business which will be presented for consideration at the Special Meeting. If any other business does properly come before the Special Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to the discretion of management insofar as such proxies are not limited to the contrary.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information concerning the beneficial ownership of the Corporation's common stock as of January 31, 2000, by (i) each person known by the Corporation to own more than 5% of the common stock, (ii) each director of the Corporation, (iii) each of the most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year and (iv) all executive officers and directors of the Corporation as a group. All shares are directly owned by the individual unless otherwise indicated.

    Name and Address of                Number of                    Percent of
    Beneficial Owner                  Shares(1)(2)                     Class

    The Diego J. Veitia Family
    Trust (3)                           489,097                        24.68%

-------------------------------------------------------------------------------
    Diego J. Veitia (3)(4)              489,097                        24.68%

-------------------------------------------------------------------------------
    The IAAC 401(k) Profit
    Sharing Plan (3)                    220,047                        11.10%

-------------------------------------------------------------------------------
    Jerome F. Miceli (3)                 54,971                         2.77%
-------------------------------------------------------------------------------
    Stephen A. Saker (3)(5)              54,200                         2.68%
-------------------------------------------------------------------------------
    Robert A. Miller (3)(6)              11,863                          .60%
-------------------------------------------------------------------------------
    Jeffrey L. Rush (3)                  20,395                         1.03%

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
    All directors and executive
    officers as a group(7)               630,526                        31.14%
   (5 persons)
-------------------------------------------------------------------------------

    (1) Except as otherwise stated, all stockholders have sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.

    (2) Includes shares that can be acquired within 60 days from the date hereof upon the exercise of warrants or options or conversion of convertible securities. Shares subject to issuance upon the exercise of options or warrants or other rights to acquire shares are deemed outstanding for purposes of computing the percentage owned by each person but are not deemed to be outstanding for the purpose of computing the outstanding percentage of any other persons.

    (3)      250 Park Avenue South, Suite 200, Winter Park, Florida 32789.

    (4) Includes 489,097 shares held by The Diego J. Veitia Family Trust (the "Trust"). Mr. Veitia is Chairman of the Board of Directors of the Corporation and the settlor, sole trustee and primary beneficiary of the Trust and, as such may be deemed the beneficial owner of the shares held by the Trust under rules and regulations promulgated by the SEC.

    (5) Includes 33,000 shares subject to one fully exercisable option from the Corporation and 5,200 shares subject to a partially exercisable option from the Corporation.

    (6) Includes 4,400 shares subject to two partially exercisable options from the Corporation.

    (7) Includes 33,000 shares subject to fully exercisable options and 9,600 shares subject to partially exercisable options in the favor of Messrs. Saker and Miller, from the Corporation.

Compliance with Section 16(a) of the Exchange Act

         Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Corporation's executive officers, directors and owners of in excess of 10% of the issued and outstanding common stock are required to file with the SEC reports of ownership and changes in ownership of the common stock of the Corporation. Copies of such reports are required to furnished to the Corporation. Based solely on the review of such reports furnished to the Corporation, the Corporation believes that during fiscal year 1999, all of its executive officers and directors complied with the Section 16(a) requirements.

Certain Relationships and Related Transactions

         During the year ended September 30, 1999, the Board of Directors of the Corporation approved the reimbursement of approximately $3,000 of expenses incurred in connection with responding to issues raised during a Securities and Exchange Commission ("SEC") inspection of an affiliated company.

         During November 1999, the Board of Directors of the Corporation approved a consulting agreement with Jerome F. Miceli, the former President of the Corporation, who continues to serve on the Board of Directors of the Corporation for a six month duration from December 15, 1999 through June 15, 2000, for a fee of $6,000 per month.

         On January 4, 2000, the Corporation made a loan to Diego J. Veitia, the Chief Executive Officer of the Corporation, including the execution and receipt of a $250,000 promissory note due January 3, 2001. The promissory note includes interest of 6% per annum. The loan to officer was previously approved by the Corporation's Board of Directors. On January 4, 2000, Mr. Veitia executed two partially vested incentive stock options totaling 129,800 option shares. Also, on January 4, 2000, the Corporation received proceeds totaling $269,526 for the exercise of these two options.

         The Corporation believes that all prior transactions between the Corporation and its officers, directors or other affiliates of the Corporation were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis. However, as the requisite conditions of competitive, free-market dealings may not exist, the foregoing transactions cannot be presumed to have been carried out on an arm's-length basis, nor upon terms no less favorable than had unaffiliated parties been involved.

                                  OTHER MATTERS

Stockholder Proposals

          Any stockholder desiring to present a proposal for consideration at the 2001 Annual Meeting of Stockholders, should submit such proposal in writing so that it is received by the Corporation at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, by not later than September 16, 2000.

Incorporation by Reference

          The Corporation incorporates by reference information set forth in the Annual Report on Form 10-KSB of the Corporation for the fiscal year ended
September 30, 1999 and the Quarterly Report on Form 10-QSB of the Corporation for the period ended December 31, 1999. The Corporation will provide, without charge, to each stockholder, upon such stockholder's written or oral request, the aforementioned documents by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to:

                    International Assets Holding Corporation

                              250 Park Avenue South

                           Winter Park, Florida 32789

                            Telephone: (407) 629-1400

              Attention: Jonathan C. Hinz, Chief Financial Officer



                                            By order of the Board of Directors

                                            Diego J. Veitia
                                            Chairman

March 6, 2000

                                      Proxy

                    International Assets Holding Corporation

                              250 Park Avenue South

                                    Suite 200

                           Winter Park, Florida 32789

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE  UNDERSIGNED  HEREBY  APPOINTS  DIEGO J.  VEITIA AND  STEPHEN A.  SAKER,  AS
PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE; AND HEREBY AUTHORIZES THEM, OR ANY OF THEM, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON MARCH 1, 2000, AT THE SPECIAL MEETING OF STOCKHOLDERS ON APRIL 3, 2000, OR ANY ADJOURNMENT THEREOF:

1. To approve and adopt an amendment to the International Assets Holding Corporation Certificate of Incorporation to increase the total number of authorized shares of the Corporation's common stock from 3,000,000 to 8,000,000 and to increase the total number of authorized shares of the Corporation's preferred stock from 1,000,000 to 3,000,000.

     _____________FOR           _____________AGAINST      _____________ABSTAIN

2. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified in the foregoing Proposal One by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposal One, to amend the International Assets Holding Corporation Certificate of Incorporation to increase the total number of authorized shares of common stock from 3,000,000 to 8,000,000 and to increase the total number of authorized shares of preferred stock from 1,000,000 to 3,000,000; and in the discretion of management as to any other matter which may come before the meeting.

                         -----------------------------------------

                         -----------------------------------------
                         Signature(s) of Stockholder(s)

                         Dated _______________________, 2000

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.